                                                               EXHIBIT 23.2
                                                               ------------

                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan (Five-Year Options) of our report dated January 15, 1998, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                   /s/ ERNST & YOUNG LLP

St. Louis, Missouri
April 20, 1998